March 7, 2017

Erin Energy Corporation
f/k/a CAMAC Energy Inc.
1330 Post Oak Blvd., Suite 2250
Houston, Texas 77056

Attention: Chief Financial Officer

Re: Extension of Maturity Date for Convertible Note Due dated March 11, 2015 and due December
31, 2017 (the "Note")

Dear Sir:

Per your request and pursuant to Section 10 of the Note, this letter serves as an amendment to the Note, whereby the Maturity Date, as defined in the Note shall be extended to April 30, 2018. Accordingly, the definition of "Maturity Date" shall be revised to read as follows:

"Maturity Date" means April 30, 2018

All other terms and conditions of the Note shall remain as provided in the Note. Further terms not otherwise defined in this letter shall have the meaning as defined in the Note.

Please indicate your acceptance of the terms of this letter by signing below.

Sincerely,

ACKNOWLEDGED AND AGREED TO BY:

Plot 1649, Olosa Street I Victoria Island, Lagos, Nigeria I Tel: +2341 4603357-9 I Fax: +234 1 2704271
Dr. Kase Lukman Lawal, Chairman
Kamoru A. Lawal, Mickey Lawal, lyabo Adegbemile, Kio Clement Bestmann, Adekule Alli, Olayide Olufemi, Directors